Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces

Acquisition of Truli.com

Brings Total Hours of Programming to Over 35,000

COS COB, CT OCT 25, 2018 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video-on-demand (“VOD”) networks that provides positive and entertaining video content for all screens, today announced the acquisition of the assets of Truli Media Corp.

CSS Entertainment recently completed the acquisition of Truli.com, a global family-friendly as well as faith-based online video channel. The acquisition includes 2,500 hours of programming and brings CSS Entertainment an additional 630,000 Facebook fans.

“The acquisition of Truli’s content brings our content library to over 35,000 hours of programming.” noted William J. Rouhana Jr., chairman and chief executive officer of CSS Entertainment. “Truli’s content fits strategically in CSS Entertainment’s plans. It includes film, television, music videos, sports, comedy and educational material.” Rouhana continued “Truli will become our 7th ad-supported video-on-demand channel. We will also include some of the Truli content on our Popcornflix Kids channel and create a Truli-branded subscription channel using our recently acquired subsidiary, Pivotshare.”

“I wanted to bring positive and uplifting content to the world.” said Michael Jay Solomon, founder, chairman, and chief executive officer of Truli Media Corp. “CSS Entertainment fits perfectly with the content we provide at Truli and is best able to take Truli to the next level.”

The terms of the transaction were not disclosed.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes the online content of its affiliate, A Plus. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company is also expanding its partnerships with sponsors, television networks and independent producers. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network, and four additional AVOD networks that collectively have rights to exhibit thousands of movies and television episodes. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

ABOUT TRULI

Truli offers a unique distribution platform focused on Christian and family-friendly content that is free for users to view, interact and engage with on any mobile apparatus such as tablets, phones, smart TV, etc. Truli is free for ministries as many additional sermons are delivered weekly, as well as music videos, film/television content, sports, comedy and educational material. Truli offers a single platform that is flexible and easy to access to connect users, enabling the delivery of relevant and family content to the Evangelical community market of 100+ million people in the U.S. (and 700+ million outside the U.S.) representing $4.3 billion of annual gross industry sales in the U.S. alone.

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul